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                                                                   EXHIBIT 10.53


                         EXECUTIVE EMPLOYMENT AGREEMENT


          This Executive Employment Agreement ("Agreement") is dated as of July 10, 1999, between Inference Corporation, a Delaware corporation (the "Company"), and Bob Tatemichi (the "Executive").


          WHEREAS, the Company has determined that it is in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of certain key members of the Company's management, including the Executive, to their assigned duties without distraction in uncertain circumstances arising from the possibility of a change in control of the Company.


          WHEREAS, the Company also has determined that it is in the best interests of the Company and its stockholders to minimize the personal considerations of certain key members of management in their evaluation of any offers for a change in control of the Company.


          WHEREAS, the Company has determined that the loss of the Executive's services would have a detrimental effect on an effort to effect a change in control of the Company (in the event the Company determines to effect such a change in control of the Company).


          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and conditions contained herein, the parties hereto agree as follows:


                                   ARTICLE I
                                  TERMINATION


          I.1  Definitions.  For purposes of this Article I, the following
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definitions shall be applicable to the terms set forth below:


               (a) Cause. "Cause" shall mean only the following: (i) the
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Executive's death or Disability; (ii) the willful and continued failure by the
Executive to substantially perform his duties hereunder (other than such failure resulting from the Executive's incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties; (iii) willful misconduct by the Executive which is materially injurious to the Company; (iv) conviction of a felony under the laws of the State of California; (v) habitual drunkenness by the Executive; or (vi) a willful, material breach of this Agreement by the Executive. For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without a reasonable belief that such action or omission by the Executive was in the best interests of the Company. Notwithstanding anything to the contrary in the foregoing, no termination or other action shall be considered to be for Cause under this Agreement unless the Executive first shall have received at least 5 days written notice setting forth the reasons for the Company's intention to terminate or take other action.


               (b)  Change of Control "Change in Control" means and shall be
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deemed to have occurred with respect to the Company if: (i) there shall be consummated (A) any consolidation, merger or other business combination of the Company with another corporation or entity and as a result of such consolidation, merger or other business combination less than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of any party to such consolidation, merger, or other business combination, as the same shall have existed immediately prior to such consolidation, merger, or other business combination; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; (ii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iii) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the shareholders of the Company as of the date hereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Company's outstanding Common Stock; or (iv) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act shall have occurred.

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               (c) Good Reason. "Good Reason" shall mean each of the following:
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(i) the failure of the Company to vest the Executive, without the Executive's consent, with the powers and authority of the Executive's position of employment as contemplated herein, or any removal of the Executive from, without the Executive's consent, to a position of employment consistent with the position and status of Executive the position of CFO and the most senior financial executive position in the company, reporting directly to the Chief Executive Officer; (ii) a reduction by the Company, without the Executive's consent, in the Executive's annual base salary as it may exist from time to time; (iii) a failure by the Company, without the Executive's consent, to continue any Company Benefit Plans in which the Executive presently is entitled to participate, as the same may be modified from time to time; (iv) a failure, without the Executive's consent, by the Company to continue the Executive as a participant in any Company Benefit Plans on at least the same basis as he presently participates in such plans; (v) the requirement by the Company, without Executive's consent, that the Executive be based anywhere other than within 25 miles of the Executive's present office location, except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations; (vi) a failure by the Company to comply with any material provisions of this Agreement which has not been cured within thirty (30) days after notice of such noncompliance has been given by the Executive to the Company, or if such failure is not capable of being cured in such time, a cure shall not have been diligently initiated by the Company within such thirty-day period; or (vii) a failure by the Company to obtain from any successor, before the succession takes place, an agreement to assume and perform this Agreement; provided, however, that any of the foregoing actions shall not be considered to be Good Reason if such action is undertaken by the Company for Cause.


          I.2  Severance Benefits Received Upon Termination.
               ---------------------------------------------


               (a) If at any time the Executive's employment is terminated by the Company for Cause, the Company shall pay the Executive, in cash, his base salary through the end of the month during which such termination occurs plus credit for any accrued vacation. All benefits will remain in effect until the termination occurs.


               (b) Subject to the other provisions contained in this Agreement, the Company may terminate this Agreement for any reason other than Cause upon thirty (30) days' written notice to Executive. The effective date of termination ("Effective Date") shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Executive leave the Company immediately.


               (c) If at any time the Executive's employment is terminated by the Company without Cause or (ii) at any time the Executive's employment is terminated by the Executive for Good Reason, then the Company shall:



                   (1) Pay to the Executive within four business days following the date of termination his base salary through the end of the month during which such termination occurs plus credit for any vacation earned but not taken; and


                   (2) Pay to the Executive in a lump sum within seven business days following the date of termination, an amount equal to three (3) months of the Executive's annual base salary in effect as of the date of termination. If the Executive is not employed full-time within three (3) months of the termination date, the Company shall continue the Executive's monthly salary for up to three (3) months or until the Executive's commencement of full time employment with a new employer, which ever occurs first; and


                   (3) Health Benefits. The Company shall provide the Executive
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with the same level of health coverage and benefits as in effect for the
Executive on the day immediately preceding the day of the Executive's termination of employment; provided, however, that (i) the Executive constitutes a qualified beneficiary, as defined in Section 4980(g)(l) of the Internal Revenue Code of 1986, as amended; and (ii) Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), within the time period prescribed pursuant to COBRA. The Company shall continue to reimburse Executive for continuation coverage until the earlier of (i) the date Executive is no longer eligible to receive continuation coverage pursuant to COBRA or (ii) six (6) months from the termination of Executive's employment; and


                   (4) Pay to the Executive in lump sum within four business days following the date of termination the Retention Bonus in the amount specified in Section I.4, to the extent not already paid; and

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                   (5) Continue to vest the Executive with the Retention Stock in the amount specified in Section I.5 until the Retention Stock is fully vested and exercisable.



          I.3  Severance Benefits Received Upon Change of Control
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If at any time the Executive's employment is terminated by the Company due to a
Change of Control or if the Executive is not offered a like position with the same compensation, benefits, position and responsibilities due to a Change of Control, the Company shall:


               (1) Pay to the Executive in a lump sum within seven business days following the date of termination, an amount equal to one (1) times the Executive's annual base salary in effect as of the date of termination plus one half (1/2) the Executive's annual bonus; and


               (2) Health Benefits. The Company shall provide the Executive with
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the same level of health coverage and benefits as in effect for the Executive on the day immediately preceding the day of the Executive's termination of employment; provided, however, that (i) the Executive constitutes a qualified beneficiary, as defined in Section 4980(g)(l) of the Internal Revenue Code of 1986, as amended; and (ii) Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended
("COBRA"), within the time period prescribed pursuant to COBRA. The Company shall continue to reimburse Executive for continuation coverage until the earlier of (i) the date Executive is no longer eligible to receive continuation coverage pursuant to COBRA or (ii) twelve months from the date Executive's employment with the Company terminated .


          I.4  Retention Bonus
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              (1) If the Executive is actively employed by the Company on April
30, 2000, the Executive shall receive a cash bonus of $25,000.


          I.5  Retention Stock
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               (1) On July 8, 1999 the Board of Directors approved a stock grant of 10,000 options that completely vest one year from the grant date (July 8, 1999), if the Executive is actively employed on July 31, 2000. You will continue to be eligible for additional stock grants at the end of the fiscal year when we review all the executives.


          I.6  2/nd/ Half FYOO Bonus Plan
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               (1) The Company shall modify the 2/nd/ half of FY00 operating plan to set goals that are more achievable. The executive bonus plans will be tied to the new plan and provide a reasonable opportunity to achieve bonus targets for the 2/nd/ half of FY00.


          I.7  No Obligation to Mitigate Damages; No Effect on Other Contractual
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Rights.
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               (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination.


               (b) The provisions of this Agreement, and any payment or benefit provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Company Benefit Plan, employment agreement or other contract, plan or arrangement.

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                                   ARTICLE II
                       CONFIDENTIALITY AND NONDISCLOSURE


          II.1  Confidentiality.  Executive will not during Executive's
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employment by the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use for Executive's own benefit any trade secrets or confidential information relating to the Company's business, operations, marketing data, business plans, strategies, employees, negotiations and contracts with other companies, or any other subject matter pertaining to the business of the Company or any of its clients, customers, consultants, or licensees, known, learned, or acquired by Executive during the period of Executive's employment by the Company (collectively "Confidential Information"), except as may be necessary in the ordinary course of performing Executive's particular duties as an employee of the Company.


          II.2  Return of Confidential Material.  Executive shall promptly
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deliver to the Company on termination of Executive's employment with the
Company, whether or not for Cause and whatever the reason, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, Confidential Information and any other documents of a confidential nature belonging to the Company, including all copies of such materials which Executive may then possess or have under Executive's control. Upon termination of Executive's employment by the Company, Executive shall not take any document, data, or other material of any nature containing or pertaining to the proprietary information of the Company.


          II.3  Prohibition on Solicitation of Customers.  During the term of
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Executive's employment with the Company and for a period of one (1) year thereafter Executive shall not, directly or indirectly, either for Executive or for any other person or entity, solicit any person or entity to terminate such person's or entity's contractual and/or business relationship with the Company, nor shall Executive interfere with or disrupt or attempt to interfere with or disrupt any such relationship. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.


          II.4  Prohibition on Solicitation of Employees, Agents or Independent
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Contractors After Termination.  During the term of Executive's employment with
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the Company and for a period of one (1) year following the termination of
Executive's employment with the Company, Executive will not solicit any of the employees, agents, or independent contractors of the Company to leave the employ of the Company for a competitive company or business. However, Executive may solicit any employee, agent or independent contractor who voluntarily terminates his or her employment with the Company after a period of 120 days have elapsed since the termination date of such employee, agent or independent contractor. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.


          II.5. Right to Injunctive and Equitable Relief.  Executive's
                ----------------------------------------
obligations not to disclose or use Confidential Information and to refrain from the solicitations described in this Article II are of a special and unique character which gives them a peculiar value. The Company cannot be reasonably or adequately compensated for damages in an action at law in the event Executive breaches such obligations. Therefore, Executive expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess or be entitled to pursue. Furthermore, the obligations of Executive and the rights and remedies of the Company under this Article II are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation or theft of trade secrets or Confidential Information.


          II.6 Survival of Obligations.  Executive agrees that the terms of
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this Article II shall survive the term of this Agreement and the termination of
Executive's employment by the Company.

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                                  ARTICLE III
               ASSUMPTION OF OBLIGATIONS BY SUCCESSOR TO COMPANY


          III.1  Assumption of Obligations.  The Company will require any
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successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Executive is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used in this Agreement shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to this Agreement.


          III.2  Beneficial Interests.  This Agreement shall inure to the
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benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.



                                   ARTICLE IV
                               GENERAL PROVISIONS


          IV.1   No Waivers.  No provision of this Agreement may be modified,
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waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.


          IV.2   Governing Law.  This Agreement shall be governed by and
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construed in accordance with the laws of the State of California.


          IV.3   Severability or Partial Invalidity.  The invalidity or
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unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


          IV.4   Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


          IV.5   Legal Fees and Expenses.  Should any party institute any action
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or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.


          IV.6   Notice Provisions. All notices must be written and executed by
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registered mail with a return receipt.

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          IV.7   Entire Agreement.  This Agreement constitutes the entire
                 ----------------
agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.


          IV.8   Arbitration.  Any controversy, dispute, claim or other matter
                 -----------
in question arising out of or relating to this Agreement shall be settled, at the request of either party, by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, subject to the following terms, conditions and exceptions:




     1.1 Notice of the demand for arbitration shall be filed in writing with the other party and with the AAA. There shall be a panel of three (3) arbitrators whose selection shall be made in accordance with the procedures then existing for the selection of such arbitrators by the AAA.


     1.2 Discovery as allowable under California Code of Civil Procedure Sections 2001 et. seq. shall be allowed in arbitration.


     1.3 The costs and fees of the arbitration shall be advanced by the Company and shall be allocated by the arbitrators after judgement.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                         INFERENCE CORPORATION, a Delaware corporation



                         By:  _____________________________________________
                              Charles Jepson, President and Chief Executive Officer



                         EXECUTIVE



                              _____________________________________________
                              Bob Tatemichi

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